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                                                                 EXHIBIT 23.01


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-1 of our report on the financial statements of ChoicePoint Inc. dated April 15, 1997 and our report on the financial statements of CDB Infotek dated April 24, 1996 and to all references to our firm included in this registration statement.

                                            /s/ Arthur Andersen LLP

Atlanta, Georgia
June 27, 1997